UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2006

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland 20706-4417

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certified Accountant.

(b) On February 1, 2006, Integral Systems, Inc., a Maryland corporation (the “Company”), engaged Bernstein & Pinchuk LLP (“Bernstein & Pinchuk”) as the Company’s independent auditors to audit the Company’s books and records for fiscal year 2006. The engagement of Bernstein & Pinchuk was recommended and approved by the Audit Committee of the Company on February 1, 2006.

During the Company’s fiscal years ended September 30, 2004 and 2005 and the subsequent interim period prior to the engagement of Bernstein & Pinchuk, the Company has not (nor has someone on the Company’s behalf) consulted Bernstein & Pinchuk regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and either a written report was provided to the Company or oral advice was provided that Bernstein & Pinchuk concluded was an important factor considered by the Company as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304 of Regulation S-K and the instructions related thereto, or a “reportable event,” as that term is defined in Item 304 of Regulation S-K and the instructions related thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

By:	/s/ Thomas L. Gough
Thomas L. Gough
President

Date: February 3, 2006